Exhibit 99.1

4Q 2023

SUPPLEMENTAL INFORMATION PACKAGE

NORTHROP GRUMMAN
STOP

COPT DEFENSE
PROPERTIES

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 12/31/23

OVERVIEW	Summary Description	1
	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2024 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Property Dispositions	25
	Summary of Development Projects	26
	Development Placed in Service	27
	Summary of Land Owned/Controlled	28

CAPITALIZATION	Capitalization Overview	29
	Summary of Outstanding Debt	30
	Debt Analysis	32
	Consolidated Real Estate Joint Ventures	33
	Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	35
	Definitions	39

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description
THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of December 31, 2023, our Defense/IT Portfolio of 190 properties, including 24 owned through unconsolidated joint ventures, encompassed 21.7 million square feet and was 97.2% leased.

MANAGEMENT	Stephen E. Budorick, President + CEO	INVESTOR RELATIONS	Venkat Kommineni, VP
	Anthony Mifsud, EVP + CFO		443.285.5587 | venkat.kommineni@copt.com
Britt A. Snider, EVP + COO
Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Stable | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022.

COPT Defense Properties
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Camille Bonnel	416.369.2140	camille.bonnel@bofa.com
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Citigroup Global Markets	Michael Griffin	212.816.5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212.336.7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Raymond James	Bill Crow	727.567.2594	bill.crow@raymondjames.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wedbush Securities	Richard Anderson	212.938.9949	richard.anderson@wedbush.com
Wells Fargo Securities	Blaine Heck	443.263.6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates or forecasts of COPT Defense’s management.

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Years Ended
SUMMARY OF RESULTS	Refer.	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Net income (loss)	7	$34,820	$(221,207)	$31,642	$80,398	$52,087	$(74,347)	$178,822
NOI from real estate operations	13	$98,656	$96,494	$95,024	$93,903	$93,810	$384,077	$362,304
Same Property NOI	17	$86,951	$87,176	$86,254	$84,452	$84,795	$344,833	$334,313
Same Property cash NOI	18	$86,501	$85,940	$85,037	$83,194	$82,808	$340,672	$322,230
Adjusted EBITDA	11	$93,934	$90,260	$89,044	$87,443	$87,787	$360,681	$341,709
FFO per NAREIT	8	$72,360	$70,016	$70,033	$68,816	$70,282	$281,225	$274,339
Diluted AFFO avail. to common share and unit holders	10	$54,280	$64,122	$46,003	$38,616	$26,122	$203,021	$178,413
Dividend per common share	N/A	$0.285	$0.285	$0.285	$0.285	$0.275	$1.14	$1.10

Per share - diluted:
EPS	9	$0.30	$(1.94)	$0.27	$0.70	$0.45	$(0.67)	$1.53
FFO - Nareit	9	$0.62	$0.60	$0.60	$0.59	$0.60	$2.41	$2.35
FFO - as adjusted for comparability	9	$0.62	$0.60	$0.60	$0.59	$0.60	$2.42	$2.36

Numerators for diluted per share amounts:
Diluted EPS	7	$33,552	$(217,179)	$30,138	$78,467	$50,290	$(74,668)	$172,397
Diluted FFO available to common share and unit holders	8	$70,913	$68,512	$68,323	$67,651	$68,696	$275,399	$268,186
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$71,100	$68,593	$68,569	$67,651	$68,794	$275,913	$268,965

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	Three Months Ended					Years Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
GAAP
Payout ratio:
Net income	N/A	93.7%	N/A	103.1%	40.6%	60.3%	N/A	70.2%

Capitalization and debt ratios:
Total assets	6	$4,246,966	$4,239,257	$4,246,346	$4,177,992	$4,257,275
Total equity	6	$1,523,755	$1,525,873	$1,776,695	$1,768,814	$1,721,455
Debt per balance sheet	6	$2,416,287	$2,415,783	$2,176,174	$2,123,012	$2,231,794
Debt to assets	32	56.9%	57.0%	51.2%	50.8%	52.4%	N/A	N/A
Net income to interest expense ratio	32	1.7x	N/A	1.9x	4.9x	3.1x	N/A	2.9x
Debt to net income ratio	32	17.3x	N/A	17.2x	6.6x	10.7x	N/A	N/A

Non-GAAP
Payout ratios:
Diluted FFO	N/A	45.7%	47.3%	47.5%	47.9%	45.5%	47.1%	46.6%
Diluted FFO - as adjusted for comparability	N/A	45.6%	47.3%	47.3%	47.9%	45.4%	47.0%	46.5%
Diluted AFFO	N/A	59.7%	50.6%	70.5%	83.9%	119.7%	63.9%	70.1%

Capitalization and debt ratios:
Total Market Capitalization	29	$5,377,815	$5,172,058	$4,914,516	$4,856,761	$5,214,423
Total Equity Market Capitalization	29	$2,932,815	$2,726,295	$2,717,000	$2,711,499	$2,959,469
Net debt	38	$2,328,941	$2,293,005	$2,234,633	$2,181,408	$2,294,261
Net debt to adjusted book	32	40.6%	40.5%	38.4%	38.1%	39.8%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.4x	4.6x	4.9x	5.0x	4.7x	4.7x	5.1x
Net debt to in-place adj. EBITDA ratio	32	6.1x	6.2x	6.3x	6.2x	6.3x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	N/A	N/A	N/A	N/A	N/A	6.0x	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	32	6.0x	5.9x	5.7x	5.8x	6.1x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	N/A	N/A	N/A	N/A	N/A	5.7x	N/A	N/A
(1)Includes, for the 12/31/22 period, adjustments associated with our sale on 1/10/23 of a 90% interest in three data center shell properties.

COPT Defense Properties
Selected Portfolio Data (1)

	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
# of Properties
Total Portfolio	198	196	194	194	194
Consolidated Portfolio	174	172	170	170	173
Defense/IT Portfolio	190	188	186	186	186
Same Property	180	180	180	180	180

% Occupied
Total Portfolio	94.2%	94.1%	93.4%	92.8%	92.7%
Consolidated Portfolio	92.9%	92.7%	91.9%	91.2%	91.4%
Defense/IT Portfolio	96.2%	95.9%	95.3%	94.4%	94.1%
Same Property	93.4%	93.4%	92.8%	92.1%	92.0%

% Leased
Total Portfolio	95.3%	95.1%	94.9%	95.0%	95.2%
Consolidated Portfolio	94.3%	94.0%	93.7%	93.9%	94.3%
Defense/IT Portfolio	97.2%	97.0%	96.8%	96.7%	96.7%
Same Property	94.7%	94.5%	94.4%	94.5%	94.7%

Square Feet (in thousands)
Total Portfolio	23,859	23,479	23,035	23,020	23,006
Consolidated Portfolio	19,563	19,184	18,740	18,725	19,458
Defense/IT Portfolio	21,719	21,339	20,895	20,878	20,869
Same Property	20,609	20,609	20,609	20,609	20,609

(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate joint ventures (see page 34).

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Assets
Properties, net:
Operating properties, net	$3,246,806	$3,148,434	$3,272,670	$3,272,873	$3,258,899
Development and redevelopment in progress, including land (1)	82,972	141,854	206,130	151,910	109,332
Land held (1)	173,900	177,909	193,435	189,292	188,167
Total properties, net	3,503,678	3,468,197	3,672,235	3,614,075	3,556,398
Property - operating right-of-use assets	41,296	40,487	41,652	42,808	37,020
Assets held for sale, net	—	—	—	—	161,286
Cash and cash equivalents	167,820	204,238	14,273	15,199	12,337
Investment in unconsolidated real estate joint ventures	41,052	41,495	41,928	42,279	21,460
Accounts receivable, net	48,946	40,211	47,363	46,149	43,334
Deferred rent receivable	149,237	142,041	136,382	130,153	125,147
Lease incentives, net	61,331	60,506	59,541	49,679	49,757
Deferred leasing costs, net	70,057	68,033	69,218	68,930	69,339
Investing receivables, net	81,512	87,535	86,708	85,499	84,621
Prepaid expenses and other assets, net	82,037	86,514	77,046	83,221	96,576
Total assets	$4,246,966	$4,239,257	$4,246,346	$4,177,992	$4,257,275
Liabilities and equity
Liabilities:
Debt	$2,416,287	$2,415,783	$2,176,174	$2,123,012	$2,231,794
Accounts payable and accrued expenses	133,315	135,605	135,784	128,509	157,998
Rents received in advance and security deposits	35,409	32,063	32,021	34,653	30,016
Dividends and distributions payable	32,644	32,645	32,636	32,630	31,400
Deferred revenue associated with operating leases	29,049	24,590	9,199	9,022	11,004
Property - operating lease liabilities	33,931	32,940	33,923	34,896	28,759
Other liabilities	18,996	17,936	27,699	21,008	18,556
Total liabilities	2,699,631	2,691,562	2,447,436	2,383,730	2,509,527
Redeemable noncontrolling interests	23,580	21,822	22,215	25,448	26,293
Equity:
COPT Defense’s shareholders’ equity:
Common shares	1,126	1,125	1,125	1,125	1,124
Additional paid-in capital	2,489,989	2,489,717	2,486,996	2,484,501	2,486,116
Cumulative distributions in excess of net income	(1,009,318)	(1,010,885)	(762,617)	(760,820)	(807,508)
Accumulated other comprehensive income	2,115	6,094	5,224	1,353	2,071
Total COPT Defense’s shareholders’ equity	1,483,912	1,486,051	1,730,728	1,726,159	1,681,803
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	25,502	25,337	29,563	29,268	25,808
Other consolidated entities	14,341	14,485	16,404	13,387	13,844
Total noncontrolling interests in subsidiaries	39,843	39,822	45,967	42,655	39,652
Total equity	1,523,755	1,525,873	1,776,695	1,768,814	1,721,455
Total liabilities, redeemable noncontrolling interests and equity	$4,246,966	$4,239,257	$4,246,346	$4,177,992	$4,257,275
(1)Refer to pages 26 and 28 for detail.

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Revenues
Lease revenue	$160,337	$155,268	$153,682	$150,560	$150,022	$619,847	$580,169
Other property revenue	1,225	1,339	1,271	1,121	1,163	4,956	4,229
Construction contract and other service revenues	18,167	11,949	14,243	15,820	24,062	60,179	154,632
Total revenues	179,729	168,556	169,196	167,501	175,247	684,982	739,030
Operating expenses
Property operating expenses	64,577	61,788	61,600	59,420	58,470	247,385	227,430
Depreciation and amortization associated with real estate operations	36,735	37,620	37,600	36,995	36,907	148,950	141,230
Construction contract and other service expenses	17,167	11,493	13,555	15,201	23,454	57,416	149,963
Impairment losses	—	252,797	—	—	—	252,797	—
General and administrative expenses	8,240	7,582	7,287	7,996	7,766	31,105	27,461
Leasing expenses	2,308	2,280	2,345	1,999	2,235	8,932	8,337
Business development expenses and land carry costs	797	714	726	495	1,157	2,732	3,193
Total operating expenses	129,824	374,274	123,113	122,106	129,989	749,317	557,614
Interest expense	(20,383)	(17,798)	(16,519)	(16,442)	(16,819)	(71,142)	(61,174)
Interest and other income, net	5,659	2,529	2,143	2,256	4,671	12,587	9,070
Gain on sales of real estate	—	—	14	49,378	19,238	49,392	19,250
Loss on early extinguishment of debt	—	—	—	—	(267)	—	(609)
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	35,181	(220,987)	31,721	80,587	52,081	(73,498)	147,953
Equity in (loss) income of unconsolidated entities	(240)	(68)	111	(64)	229	(261)	1,743
Income tax expense	(121)	(152)	(190)	(125)	(223)	(588)	(447)
Income (loss) from continuing operations	34,820	(221,207)	31,642	80,398	52,087	(74,347)	149,249
Discontinued operations	—	—	—	—	—	—	29,573
Net income (loss)	34,820	(221,207)	31,642	80,398	52,087	(74,347)	178,822
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(576)	3,691	(516)	(1,293)	(775)	1,306	(2,603)
Other consolidated entities	(592)	1,329	(839)	(326)	(833)	(428)	(3,190)
Net income (loss) attributable to common shareholders	$33,652	$(216,187)	$30,287	$78,779	$50,479	$(73,469)	$173,029
Amount allocable to share-based compensation awards	(100)	(992)	(98)	(248)	(129)	(1,199)	(463)
Redeemable noncontrolling interests	—	—	(51)	(64)	(60)	—	(169)
Numerator for diluted EPS	$33,552	$(217,179)	$30,138	$78,467	$50,290	$(74,668)	$172,397

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Net income (loss)	$34,820	$(221,207)	$31,642	$80,398	$52,087	$(74,347)	$178,822
Real estate-related depreciation and amortization	36,735	37,620	37,600	36,995	36,907	148,950	141,230
Impairment losses on real estate	—	252,797	—	—	—	252,797	—
Gain on sales of real estate (1)	—	—	(14)	(49,378)	(19,238)	(49,392)	(47,814)
Depreciation and amortization on unconsolidated real estate JVs (2)	805	806	805	801	526	3,217	2,101
FFO - per Nareit (3)	72,360	70,016	70,033	68,816	70,282	281,225	274,339
FFO allocable to other noncontrolling interests (4)	(972)	(1,059)	(1,239)	(708)	(1,227)	(3,978)	(4,795)
Basic FFO allocable to share-based compensation awards	(513)	(481)	(480)	(466)	(360)	(1,940)	(1,433)
Basic FFO available to common share and common unit holders (3)	70,875	68,476	68,314	67,642	68,695	275,307	268,111
Redeemable noncontrolling interests	—	—	(28)	(30)	(27)	(58)	(34)
Diluted FFO adjustments allocable to share-based compensation awards	38	36	37	39	28	150	109
Diluted FFO available to common share and common unit holders - per Nareit (3)	70,913	68,512	68,323	67,651	68,696	275,399	268,186
Loss on early extinguishment of debt	—	—	—	—	267	—	609
Gain on early extinguishment of debt on unconsolidated real estate JVs (2)	—	—	—	—	(168)	—	(168)
Executive transition costs	188	82	248	—	—	518	343
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(1)	(2)	—	(1)	(4)	(5)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$71,100	$68,593	$68,569	$67,651	$68,794	$275,913	$268,965
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
EPS Denominator:
Weighted average common shares - basic	112,199	112,196	112,188	112,127	112,096	112,178	112,073
Dilutive effect of share-based compensation awards	432	—	426	410	435	—	431
Dilutive effect of redeemable noncontrolling interests	—	—	62	91	102	—	116
Weighted average common shares - diluted	112,631	112,196	112,676	112,628	112,633	112,178	112,620
Diluted EPS	$0.30	$(1.94)	$0.27	$0.70	$0.45	$(0.67)	$1.53

Weighted Average Shares for period ended:
Common shares	112,199	112,196	112,188	112,127	112,096	112,178	112,073
Dilutive effect of share-based compensation awards	432	429	426	410	435	424	431
Common units	1,514	1,520	1,514	1,489	1,476	1,509	1,454
Redeemable noncontrolling interests	—	—	62	91	102	38	116
Denominator for diluted FFO per share and as adjusted for comparability	114,145	114,145	114,190	114,117	114,109	114,149	114,074
Weighted average common units	(1,514)	(1,520)	(1,514)	(1,489)	(1,476)	(1,509)	(1,454)
Redeemable noncontrolling interests	—	—	—	—	—	(38)	—
Dilutive effect of additional share-based compensation awards	—	(429)	—	—	—	(424)	—
Denominator for diluted EPS	112,631	112,196	112,676	112,628	112,633	112,178	112,620
Diluted FFO per share - Nareit (1)	$0.62	$0.60	$0.60	$0.59	$0.60	$2.41	$2.35
Diluted FFO per share - as adjusted for comparability (1)	$0.62	$0.60	$0.60	$0.59	$0.60	$2.42	$2.36
(1)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$71,100	$68,593	$68,569	$67,651	$68,794	$275,913	$268,965
Straight line rent adjustments and lease incentive amortization	313	12,882	(3,161)	(3,516)	(3,043)	6,518	(8,825)
Amortization of intangibles and other assets included in NOI	26	26	17	(19)	15	50	(258)
Share-based compensation, net of amounts capitalized	2,318	2,280	2,213	1,733	2,247	8,544	8,700
Amortization of deferred financing costs	681	639	628	632	619	2,580	2,297
Amortization of net debt discounts, net of amounts capitalized	1,004	750	622	618	615	2,994	2,440
Replacement capital expenditures (1)	(21,498)	(21,122)	(22,664)	(28,210)	(43,283)	(93,494)	(95,886)
Other	336	74	(221)	(273)	158	(84)	980
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$54,280	$64,122	$46,003	$38,616	$26,122	$203,021	$178,413

Replacement capital expenditures (1)
Tenant improvements and incentives	$7,850	$14,457	$32,619	$19,986	$33,439	$74,912	$62,952
Building improvements	14,762	6,307	2,766	2,141	8,468	25,976	29,528
Leasing costs	2,440	1,902	3,542	1,750	4,389	9,634	11,480
Net (exclusions from) additions to tenant improvements and incentives	(189)	(813)	(16,007)	4,839	(75)	(12,170)	2,150
Excluded building improvements and leasing costs	(3,365)	(731)	(256)	(506)	(2,938)	(4,858)	(10,224)
Replacement capital expenditures	$21,498	$21,122	$22,664	$28,210	$43,283	$93,494	$95,886
(1)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Net income (loss)	$34,820	$(221,207)	$31,642	$80,398	$52,087	$(74,347)	$178,822
Interest expense	20,383	17,798	16,519	16,442	16,819	71,142	61,174
Income tax expense	121	152	190	125	223	588	447
Real estate-related depreciation and amortization	36,735	37,620	37,600	36,995	36,907	148,950	141,230
Other depreciation and amortization	619	615	609	602	602	2,445	2,363
Impairment losses on real estate	—	252,797	—	—	—	252,797	—
Gain on sales of real estate (1)	—	—	(14)	(49,378)	(19,238)	(49,392)	(47,814)
Adjustments from unconsolidated real estate JVs	1,911	1,743	1,559	1,704	1,033	6,917	3,313
EBITDAre (2)	94,589	89,518	88,105	86,888	88,433	359,100	339,535
Credit loss (recoveries) expense	(1,288)	372	238	67	(1,331)	(611)	271
Business development expenses	445	313	394	241	794	1,393	1,891
Executive transition costs	188	82	307	247	387	824	730
Loss on early extinguishment of debt	—	—	—	—	267	—	609
Gain on early extinguishment of debt on unconsolidated real estate JVs	—	—	—	—	(168)	—	(168)
Net gain on other investments	—	(25)	—	—	(595)	(25)	(1,159)
Adjusted EBITDA (2)	93,934	90,260	89,044	87,443	87,787	$360,681	$341,709
Pro forma NOI adjustment for property changes within period	1,341	1,647	56	(318)	2,704
Change in collectability of deferred rental revenue	(198)	—	28	899	—
In-place adjusted EBITDA (2)	95,077	91,907	89,128	88,024	90,491
Pro forma NOI adjustment from subsequent event transactions (3)	N/A	N/A	N/A	N/A	(2,903)
Pro forma in-place adjusted EBITDA (2)	$95,077	$91,907	$89,128	$88,024	$87,588
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Includes, for the 12/31/22 period, NOI adjustment from our sale on 1/10/23 of a 90% interest in three data center shell properties.

COPT Defense Properties
Properties by Segment - 12/31/23
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	34	4,293	99.3%	99.4%
Howard County	35	2,862	93.9%	94.9%
Other	23	1,725	93.1%	94.6%
Total Fort Meade/BW Corridor	92	8,880	96.4%	97.0%
Northern Virginia (“NoVA”) Defense/IT	16	2,501	88.9%	92.4%
Lackland AFB (San Antonio, Texas)	8	1,062	100.0%	100.0%
Navy Support	22	1,273	87.4%	89.6%
Redstone Arsenal (Huntsville, Alabama)	22	2,300	97.5%	98.7%
Data Center Shells:
Consolidated Properties	6	1,408	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	190	21,719	96.2%	97.2%
Other	8	2,140	73.2%	76.8%
Total Portfolio	198	23,859	94.2%	95.3%
Consolidated Portfolio	174	19,563	92.9%	94.3%
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

(2)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Consolidated real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$74,758	$73,350	$72,176	$69,777	$69,778	$290,061	$273,790
NoVA Defense/IT	20,410	20,333	19,841	19,829	18,695	80,413	73,985
Lackland Air Force Base	17,861	16,193	17,595	15,605	17,118	67,254	62,911
Navy Support	8,405	8,190	8,118	7,925	8,247	32,638	32,754
Redstone Arsenal	14,971	13,768	12,978	13,414	10,114	55,131	38,593
Data Center Shells-Consolidated	7,654	6,811	6,287	6,692	10,008	27,444	35,722
Total Defense/IT Portfolio	144,059	138,645	136,995	133,242	133,960	552,941	517,755
Wholesale Data Center	—	—	—	—	—	—	1,980
Other	17,503	17,962	17,958	18,439	17,225	71,862	66,643
Consolidated real estate revenues (1)	$161,562	$156,607	$154,953	$151,681	$151,185	$624,803	$586,378

NOI from real estate operations (2)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$48,894	$48,134	$47,988	$45,257	$45,784	$190,273	$176,063
NoVA Defense/IT	11,972	12,433	12,158	12,257	11,862	48,820	47,350
Lackland Air Force Base	7,708	7,626	7,644	7,660	7,690	30,638	30,610
Navy Support	4,783	4,257	4,602	4,382	4,712	18,024	18,753
Redstone Arsenal	10,157	8,820	8,228	8,778	6,204	35,983	22,993
Data Center Shells:
Consolidated properties	6,966	6,133	5,544	6,098	8,951	24,741	31,350
COPT Defense’s share of unconsolidated real estate JVs	1,671	1,675	1,671	1,642	1,095	6,659	4,327
Total Defense/IT Portfolio	92,151	89,078	87,835	86,074	86,298	355,138	331,446
Wholesale Data Center	—	—	—	—	(4)	—	1,001
Other	6,505	7,416	7,189	7,829	7,516	28,939	29,857
NOI from real estate operations (1)	$98,656	$96,494	$95,024	$93,903	$93,810	$384,077	$362,304
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Cash NOI from real estate operations (1)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$46,173	$45,513	$45,727	$43,662	$45,106	$181,075	$174,713
NoVA Defense/IT	12,881	12,765	12,642	11,423	10,274	49,711	40,881
Lackland Air Force Base	8,114	7,913	7,919	7,915	7,889	31,861	31,023
Navy Support	5,008	4,621	4,911	5,023	5,257	19,563	19,976
Redstone Arsenal	4,869	4,861	3,707	4,988	5,263	18,425	19,276
Data Center Shells:
Consolidated properties	5,868	4,904	4,918	5,379	6,960	21,069	25,976
COPT Defense’s share of unconsolidated real estate JVs	1,400	1,396	1,385	1,351	1,012	5,532	3,967
Total Defense/IT Portfolio	84,313	81,973	81,209	79,741	81,761	327,236	315,812
Wholesale Data Center	—	—	—	—	(4)	—	1,010
Other	6,536	7,400	7,350	7,583	6,876	28,869	26,990
Cash NOI from real estate operations (2)	$90,849	$89,373	$88,559	$87,324	$88,633	$356,105	$343,812
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 12/31/23
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Year Ended
Defense/IT Portfolio:
Same Property: (2)
Consolidated properties	153	15,287	94.8%	96.1%	$514,672	79.6%	$79,563	$312,400
Unconsolidated real estate JV	19	3,182	100.0%	100.0%	4,916	0.8%	1,074	4,301
Total Same Property in Defense/IT Portfolio	172	18,469	95.7%	96.8%	519,588	80.3%	80,637	316,701
Properties Placed in Service (4)	13	2,137	98.7%	98.7%	58,969	9.1%	10,916	35,735
Other unconsolidated JV properties (5)	5	1,113	100.0%	100.0%	1,826	0.3%	598	2,702
Total Defense/IT Portfolio	190	21,719	96.2%	97.2%	580,383	89.8%	92,151	355,138
Other	8	2,140	73.2%	76.8%	66,277	10.2%	6,505	28,939
Total Portfolio	198	23,859	94.2%	95.3%	$646,660	100.0%	$98,656	$384,077
Consolidated Portfolio	174	19,563	92.9%	94.3%	$639,920	99.0%	$96,985	$377,418
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/22.
(5)Includes data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2023 and 2022. See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Years Ended
			12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Defense/IT Portfolio:
Fort Meade/BW Corridor	90	8,510	96.1%	95.7%	94.7%	92.9%	92.5%	94.8%	91.1%
NoVA Defense/IT	16	2,501	88.5%	89.8%	89.9%	90.6%	89.9%	89.7%	89.1%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	87.8%	87.2%	87.6%	88.9%	90.4%	87.9%	91.5%
Redstone Arsenal	16	1,512	96.9%	91.6%	87.8%	87.0%	87.6%	90.8%	88.5%
Data Center Shells:
Consolidated properties	2	458	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	19	3,182	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	172	18,469	95.6%	95.1%	94.4%	93.6%	93.5%	94.7%	92.9%
Other	8	2,140	73.9%	75.2%	75.0%	78.6%	80.0%	75.7%	80.2%
Total Same Property	180	20,609	93.3%	93.0%	92.3%	92.1%	92.1%	92.7%	91.6%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Defense/IT Portfolio:
Fort Meade/BW Corridor	90	8,510	96.2%	96.0%	95.3%	93.3%	92.5%
NoVA Defense/IT	16	2,501	88.9%	89.5%	89.9%	90.7%	90.0%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	88.0%	87.4%	87.4%	88.4%	89.7%
Redstone Arsenal	16	1,512	97.4%	94.7%	90.1%	86.7%	88.0%
Data Center Shells:
Consolidated properties	2	458	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	19	3,182	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	172	18,469	95.7%	95.5%	94.8%	93.8%	93.5%
Other	8	2,140	73.2%	75.4%	74.9%	77.6%	78.8%
Total Same Property	180	20,609	93.4%	93.4%	92.8%	92.1%	92.0%
(1)Includes properties stably owned and 100% operational since at least 1/1/22.

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Same Property real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$72,326	$71,668	$70,510	$68,112	$68,673	$282,616	$272,656
NoVA Defense/IT	20,411	20,333	19,840	19,829	18,695	80,413	73,985
Lackland Air Force Base	17,860	16,193	17,596	15,605	17,118	67,254	62,911
Navy Support	8,251	8,035	7,964	7,771	8,092	32,021	32,276
Redstone Arsenal	9,972	9,629	8,972	9,499	9,204	38,072	36,424
Data Center Shells-Consolidated	2,479	2,479	2,538	2,505	2,395	10,001	9,560
Total Defense/IT Portfolio	131,299	128,337	127,420	123,321	124,177	510,377	487,812
Other	15,500	15,953	15,964	16,790	16,059	64,207	62,069
Same Property real estate revenues	$146,799	$144,290	$143,384	$140,111	$140,236	$574,584	$549,881

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$46,816	$46,721	$46,489	$43,887	$44,858	$183,913	$175,138
NoVA Defense/IT	11,972	12,433	12,158	12,257	11,862	48,820	47,350
Lackland Air Force Base	7,708	7,625	7,645	7,660	7,690	30,638	30,610
Navy Support	4,702	4,177	4,510	4,293	4,610	17,682	18,421
Redstone Arsenal	6,200	5,746	5,197	5,465	5,307	22,608	21,364
Data Center Shells:
Consolidated properties	2,165	2,166	2,170	2,238	2,088	8,739	8,186
COPT Defense’s share of unconsolidated real estate JVs	1,074	1,078	1,073	1,076	1,076	4,301	4,308
Total Defense/IT Portfolio	80,637	79,946	79,242	76,876	77,491	316,701	305,377
Other	6,314	7,230	7,012	7,576	7,304	28,132	28,936
Same Property NOI (1)	$86,951	$87,176	$86,254	$84,452	$84,795	$344,833	$334,313
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$46,526	$45,783	$45,894	$43,949	$45,285	$182,152	$174,892
NoVA Defense/IT	12,882	12,764	12,642	11,423	10,274	49,711	40,881
Lackland Air Force Base	8,114	7,913	7,919	7,915	7,889	31,861	31,023
Navy Support	4,932	4,545	4,825	4,940	5,163	19,242	19,666
Redstone Arsenal	4,779	4,894	3,706	4,704	4,746	18,083	18,767
Data Center Shells:
Consolidated properties	1,988	1,894	1,954	2,020	1,866	7,856	7,270
COPT Defense’s share of unconsolidated real estate JVs	1,016	1,013	1,005	1,000	994	4,034	3,950
Total Defense/IT Portfolio	80,237	78,806	77,945	75,951	76,217	312,939	296,449
Other	6,264	7,134	7,092	7,243	6,591	27,733	25,781
Same Property cash NOI (1)	$86,501	$85,940	$85,037	$83,194	$82,808	$340,672	$322,230
Percentage change in total Same Property cash NOI (1)(2)	4.5%					5.7%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	5.3%					5.6%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 12/31/23
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	94	—	133	—	24	251	50	301
Expiring Square Feet	114	28	159	—	24	324	113	437
Vacating Square Feet	20	28	26	—	—	73	63	136
Retention Rate (% based upon square feet)	82.8%	—%	83.9%	—%	100.0%	77.6%	44.2%	68.9%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$6.71	$—	$3.41	$—	$0.44	$4.37	$4.94	$4.47
Weighted Average Lease Term in Years	4.8	—	6.3	—	5.0	5.6	9.8	6.3
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$42.16	$—	$19.20	$—	$27.10	$28.56	$32.73	$29.25
Expiring Straight-line Rent	$37.26	$—	$14.92	$—	$10.96	$22.93	$31.04	$24.28
Change in Straight-line Rent	13.2%	—%	28.7%	—%	147.3%	24.5%	5.5%	20.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$41.15	$—	$18.12	$—	$25.81	$27.49	$29.00	$27.74
Expiring Cash Rent	$41.57	$—	$16.89	$—	$11.81	$25.68	$33.06	$26.90
Change in Cash Rent	(1.0%)	—%	7.2%	—%	118.5%	7.0%	(12.3%)	3.1%
Average Escalations Per Year	2.5%	—%	2.5%	—%	3.0%	2.5%	2.5%	2.5%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	27	225	252	—	252
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$8.32	$—	$0.88	$—	$0.88
Weighted Average Lease Term in Years	—	—	—	10.8	15.0	14.6	—	14.6
Straight-line Rent Per Square Foot	$—	$—	$—	$34.85	$42.01	$41.26	$—	$41.26
Cash Rent Per Square Foot	$—	$—	$—	$33.00	$34.99	$34.78	$—	$34.78
Vacant Space
Leased Square Feet	18	10	3	18	—	50	65	115
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$7.72	$2.03	$11.97	$6.11	$—	$6.15	$15.11	$11.25
Weighted Average Lease Term in Years	8.3	1.0	3.5	10.3	—	7.3	10.8	9.3
Straight-line Rent Per Square Foot	$26.58	$33.78	$28.03	$30.33	$—	$29.56	$55.83	$44.52
Cash Rent Per Square Foot	$26.20	$33.78	$27.78	$28.18	$—	$28.61	$57.44	$45.02
Total Square Feet Leased	112	10	136	45	249	552	115	668
Average Escalations Per Year	2.6%	—%	2.5%	2.6%	2.8%	2.7%	2.4%	2.6%
Average Escalations Excl. Data Center Shells								2.5%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

COPT Defense Properties
Leasing (1)(2)
Year Ended 12/31/23
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	1,103	240	246	3	24	1,616	52	1,668
Expiring Square Feet	1,203	351	306	3	24	1,886	207	2,093
Vacating Square Feet	100	111	60	—	—	271	154	425
Retention Rate (% based upon square feet)	91.7%	68.3%	80.5%	100.0%	100.0%	85.7%	25.3%	79.7%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.99	$4.27	$2.75	$1.04	$0.44	$3.10	$4.95	$3.16
Weighted Average Lease Term in Years	4.5	4.8	4.7	3.2	5.0	4.6	9.8	4.8
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.55	$36.69	$21.06	$26.12	$27.10	$34.74	$33.03	$34.69
Expiring Straight-line Rent	$34.80	$34.01	$17.99	$25.50	$10.96	$31.76	$31.03	$31.73
Change in Straight-line Rent	7.9%	7.9%	17.0%	2.4%	147.3%	9.4%	6.5%	9.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.53	$38.27	$20.58	$26.78	$25.81	$34.87	$29.33	$34.69
Expiring Cash Rent	$37.09	$38.20	$19.72	$26.13	$11.81	$34.22	$33.21	$34.19
Change in Cash Rent	1.2%	0.2%	4.4%	2.5%	118.5%	1.9%	(11.7%)	1.5%
Average Escalations Per Year	2.7%	2.3%	2.5%	2.5%	3.0%	2.6%	2.5%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	104	643	747	—	747
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$7.91	$—	$1.10	$—	$1.10
Weighted Average Lease Term in Years	—	—	—	10.5	15.0	14.4	—	14.4
Straight-line Rent Per Square Foot	$—	$—	$—	$33.76	$35.30	$35.09	$—	$35.09
Cash Rent Per Square Foot	$—	$—	$—	$31.11	$30.05	$30.20	$—	$30.20
Vacant Space
Leased Square Feet	150	137	44	29	—	361	91	452
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$6.94	$9.92	$7.75	$6.24	$—	$8.11	$14.56	$9.41
Weighted Average Lease Term in Years	6.8	9.3	5.7	9.9	—	7.9	9.5	8.2
Straight-line Rent Per Square Foot	$29.94	$33.83	$27.92	$29.65	$—	$31.14	$50.78	$35.10
Cash Rent Per Square Foot	$29.29	$33.33	$28.40	$27.76	$—	$30.59	$51.83	$34.87
Total Square Feet Leased	1,253	377	290	136	667	2,724	143	2,867
Average Escalations Per Year	2.6%	2.4%	2.5%	2.7%	2.4%	2.5%	2.4%	2.5%
Average Escalations Excl. Data Center Shells								2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

COPT Defense Properties
Lease Expiration Analysis as of 12/31/23 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Ft Meade/BW Corridor	1,360	$54,190	9.3%	$39.82
NoVA Defense/IT	264	9,782	1.7%	37.02
Navy Support	352	10,373	1.8%	29.50
Redstone Arsenal	130	3,502	0.6%	27.00
Data Center Shells-Unconsolidated JV Properties	310	439	0.1%	14.17
2024	2,416	78,286	13.5%	36.62
Ft Meade/BW Corridor	1,913	71,809	12.4%	37.48
NoVA Defense/IT	281	11,781	2.0%	41.97
Lackland Air Force Base	703	39,803	6.9%	56.64
Navy Support	197	4,506	0.8%	22.86
Redstone Arsenal	296	6,972	1.2%	23.53
Data Center Shells-Unconsolidated JV Properties	121	170	—%	14.09
2025	3,511	135,042	23.3%	39.66
Ft Meade/BW Corridor	825	33,086	5.7%	40.09
NoVA Defense/IT	66	2,230	0.4%	33.54
Lackland Air Force Base	250	12,565	2.2%	50.26
Navy Support	178	5,998	1.0%	33.62
Redstone Arsenal	29	742	0.1%	25.85
Data Center Shells-Unconsolidated JV Properties	446	806	0.1%	18.07
2026	1,794	55,427	9.6%	39.78
Ft Meade/BW Corridor	687	26,092	4.5%	37.97
NoVA Defense/IT	190	6,300	1.1%	33.11
Navy Support	195	7,742	1.3%	39.70
Redstone Arsenal	163	4,405	0.8%	27.00
Data Center Shells-Unconsolidated JV Properties	364	490	0.1%	13.46
2027	1,599	45,030	7.8%	35.40
Ft Meade/BW Corridor	1,395	46,215	8.0%	33.10
NoVA Defense/IT	211	7,050	1.2%	33.36
Navy Support	54	1,438	0.2%	26.87
Data Center Shells-Unconsolidated JV Properties	515	840	0.1%	16.30
2028	2,175	55,543	9.6%	32.43
Thereafter
Consolidated Properties	6,867	207,060	35.7%	29.38
Unconsolidated JV Properties	2,540	3,995	0.7%	15.73
Total Defense/IT Portfolio	20,902	$580,383	100.0%	$33.74

COPT Defense Properties
Lease Expiration Analysis as of 12/31/23 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	20,902	$580,383	89.8%	$33.74
Other
2024	161	4,313	0.7%	26.52
2025	135	10,620	1.6%	35.71
2026	164	5,971	0.9%	36.32
2027	115	4,353	0.7%	37.66
2028	243	8,848	1.4%	36.34
Thereafter	750	32,172	5.0%	42.69
Total Other	1,568	66,277	10.2%	38.42
Total Portfolio	22,470	$646,660	100.0%	$34.14
Consolidated Portfolio	18,175	$639,920
Unconsolidated JV Properties	4,295	$6,741
Note: As of 12/31/23, the weighted average lease term was 5.3 years for both the Defense/IT and total portfolio and 5.1 years for the consolidated portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/23. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT Defense’s ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

COPT Defense Properties
2024 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 12/31/23 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense IT Portfolio
Ft Meade/BW Corridor	671	$26,715	4.6%	$39.78
NoVA Defense/IT	49	1,612	0.3%	33.07
Navy Support	84	3,050	0.5%	36.42
Redstone Arsenal	4	122	—%	29.11
Q1 2024	808	31,499	5.4%	38.97
Ft Meade/BW Corridor	191	6,507	1.1%	34.13
NoVA Defense/IT	82	3,004	0.5%	36.42
Navy Support	12	395	0.1%	33.45
Redstone Arsenal	31	531	0.1%	17.10
Q2 2024	316	10,437	1.8%	33.03
Ft Meade/BW Corridor	279	10,013	1.7%	35.74
NoVA Defense/IT	13	435	0.1%	33.33
Navy Support	104	2,425	0.4%	23.31
Redstone Arsenal	4	130	—%	33.25
Data Center Shells-Unconsolidated JV Properties	310	439	0.1%	14.17
Q3 2024	710	13,442	2.3%	31.10
Ft Meade/BW Corridor	219	10,953	1.9%	50.09
NoVA Defense/IT	120	4,732	0.8%	39.43
Navy Support	152	4,503	0.8%	29.62
Redstone Arsenal	91	2,720	0.5%	30.02
Q4 2024	582	22,908	4.0%	39.41

	2,416	$78,286	13.5%	$36.62
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/23.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

COPT Defense Properties
Top 20 Tenants as of 12/31/23 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$232,220	35.9%	5,536	3.7
Fortune 100 Company		56,031	8.7%	6,182	8.1
General Dynamics Corporation		32,553	5.0%	703	3.1
CACI International Inc		14,940	2.3%	354	3.9
Northrop Grumman Corporation		14,815	2.3%	519	5.7
The Boeing Company		14,665	2.3%	443	2.7
Peraton Corp.		12,633	2.0%	330	4.7
Booz Allen Hamilton, Inc.		11,819	1.8%	297	2.1
Fortune 100 Company		11,752	1.8%	183	10.8
Morrison & Foerster, LLP		9,437	1.5%	102	13.3
CareFirst Inc.		9,036	1.4%	264	10.7
KBR, Inc.		7,832	1.2%	310	9.4
Yulista Holding, LLC		6,906	1.1%	368	6.0
RTX Corporation		6,890	1.1%	186	3.4
Miles and Stockbridge, PC		6,702	1.0%	160	2.9
AT&T Corporation		6,655	1.0%	321	5.8
Mantech International Corp.		6,467	1.0%	200	1.5
Jacobs Engineering Group Inc.		6,448	1.0%	185	5.1
Wells Fargo & Company		6,244	1.0%	145	4.7
The University System of Maryland		5,885	0.9%	172	4.9
Subtotal Top 20 Tenants		479,930	74.3%	16,960	5.8
All remaining tenants		166,730	25.7%	5,510	4.0
Total / Weighted Average		$646,660	100.0%	22,470	5.3

(1)For properties owned through unconsolidated real estate JVs, includes COPT Defense’s share of those properties’ ARR of $6.7 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/23, $5.8 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

COPT Defense Properties
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment/Sub-Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
90% interest in P2 A, B and C (1)	Data Center Shells	Northern Virginia	3	748	1/10/23	100.0%	$190

(1)     We sold a 90% interest in these properties based on an aggregate property value of $211.3 million and retained a 10% interest in the properties through a newly-formed JV.

COPT Defense Properties
Summary of Development Projects as of 12/31/23 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 12/31/23	as of 12/31/23 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Redstone Arsenal:
5300 Redstone Gateway	Huntsville, Alabama	46	100%	$20,551	$17,973	$—	1Q 24	1Q 24
8100 Rideout Road	Huntsville, Alabama	128	42%	43,963	30,485	—	3Q 23	3Q 24
Subtotal / Average		174	57%	64,514	48,458	—

Data Center Shells:
Southpoint Phase 2 Bldg A	Northern Virginia	225	100%	82,500	20,760	—	3Q 24	3Q 24
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	65,000	5,150	—	3Q 25	3Q 25
MP 3	Northern Virginia	225	100%	111,800	10,031	—	4Q 25	4Q 25
Subtotal / Average		643	100%	259,300	35,941	—

Total Under Development		817	91%	$323,814	$84,399	$—
(1)Includes properties under, or contractually committed for, development as of 12/31/23.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

COPT Defense Properties
Development Placed in Service as of 12/31/23
(square feet in thousands)

											Total Space Placed in Service % Leased as of 12/31/23
		Total Property		Square Feet Placed in Service
	Property Segment/Sub-Segment	% Leased as of 12/31/23	Rentable Square Feet	Prior Year	2023					Total
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2023
Expedition VII St. Mary’s County, Maryland	Navy Support	62%	29	18	11	—	—	—	11	29	62%
7000 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	78%	46	21	—	15	10	—	25	46	78%
300 Secured Gateway Huntsville, Alabama	Redstone Arsenal	100%	206	—	—	—	206	—	206	206	100%
PS A Northern Virginia	Data Center Shells	100%	227	—	—	—	227	—	227	227	100%
PS B Northern Virginia	Data Center Shells	100%	193	—	—	—	—	193	193	193	100%
550 National Business Parkway Annapolis Junction, Maryland	Fort Meade/BW Corridor	100%	186	—	—	—	—	186	186	186	100%
Total Development Placed in Service		98%	887	39	11	15	443	379	848	887	98%
% Leased as of 12/31/23					0%	100%	98%	100%	98%

COPT Defense Properties
Summary of Land Owned/Controlled as of 12/31/23 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development:
Fort Meade/BW Corridor:
National Business Park	144	1,630
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,258
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	300	3,400
Total Defense/IT Portfolio land owned/controlled for future development	656	7,893	$164,367
Other land owned/controlled	53	1,538	9,533
Land held, net	709	9,431	$173,900

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 12/31/23

Debt
Secured debt	1.6	5.04%	3.55%	$99,539
Unsecured debt	5.8	3.26%	3.34%	2,345,461
Total Consolidated Debt	5.7	3.33%	3.35%	$2,445,000

Fixed-rate debt (3)	5.9	2.98%	3.35%	$2,445,000
Variable-rate debt (3)	3.7	6.69%	N/A	—
Total Consolidated Debt				$2,445,000

Common Equity
Common Shares				112,555
Common Units (4)				1,874
Total Common Shares and Units				114,429

Closing Common Share Price on 12/29/23				$25.63
Equity Market Capitalization (5)				$2,932,815

Total Market Capitalization (5)				$5,377,815
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $233.1 million that hedge the risk of changes in interest rates on variable-rate debt. We had swaps in place for all of our variable-rate debt balances as of 12/31/23.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	11/22/23
Moody’s	Baa3	Stable	1/22/24
S&P	BBB-	Stable	9/7/23

COPT Defense Properties
Summary of Outstanding Debt as of 12/31/23
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$75,000	Oct-26	(1)(2)	LW Redstone:
					1000, 1200 & 1100 Redstone Gateway (3)	4.47%	(4)	$28,187	$27,649	Jun-24
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%		22,475	$22,100	Mar-25	(6)
5.25% due 2028	5.25%	345,000	Sep-28	(5)
2.00% due 2029	2.00%	400,000	Jan-29		M Square:
2.75% due 2031	2.75%	600,000	Apr-31		5825 & 5850 University Research Court (3)	3.82%		38,237	$35,603	Jun-26
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.95%	$2,145,000			5801 University Research Court (2)(3)	SOFR +0.10%+1.45%		10,640	$10,020	Aug-26

Unsecured Bank Term Loans					Total Secured Debt	5.04%		$99,539
2026 Maturity	SOFR+ 0.10%+1.30%	$125,000	Jan-26	(2)(7)
Other Unsecured Debt	0.00%	461	May-26
Total Unsecured Debt	3.26%	$2,345,461

Debt Summary
Total Unsecured Debt	3.26%	$2,345,461
Total Secured Debt	5.04%	99,539
Consolidated Debt	3.33%	$2,445,000

Debt per balance sheet		$2,416,287
Net discounts and deferred financing costs		28,713
Consolidated Debt		2,445,000
COPT Defense’s share of unconsolidated JV gross debt (8)		52,613
Gross debt		$2,497,613
(1)The Company’s $600.0 million Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(6)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(7)The Company’s term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(8)See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

COPT Defense Properties
Summary of Outstanding Debt as of 12/31/23 (continued)

(1)Revolving Credit Facility maturity of $75.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options. Also includes $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(3)Includes the effect of interest rate swaps with notional amounts totaling $233.1 million that hedge the risk of changes in interest rates on variable-rate debt.

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 12/31/23				As of and for Three Months Ended 12/31/23
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	42.6%		Total Debt / Total Assets	< 60%	38.9%
Secured Debt / Total Assets	< 40%	1.8%		Secured Debt / Total Assets	< 40%	2.1%
Debt Service Coverage	> 1.5x	4.2x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.4x
Unencumbered Assets / Unsecured Debt	> 150%	234.0%		Unsecured Debt / Unencumbered Assets	< 60%	39.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.4x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		170
Debt per balance sheet	6	$2,416,287		% of total portfolio		86%
Total assets	6	$4,246,966		Unencumbered square feet in-service		19,846
Debt to assets		56.9%		% of total portfolio		83%
Net income	7	$34,820		NOI from unencumbered real estate operations		$94,213
Debt to net income ratio (2)		17.3	x	% of total NOI from real estate operations		95%
Interest expense	7	$20,383		Adjusted EBITDA from unencumbered real estate operations		$89,491
Net income to interest expense ratio (2)		1.7	x	% of total adjusted EBITDA from real estate operations		95%
				Unencumbered adjusted book		$5,465,260
Non-GAAP				% of total adjusted book		95%
Net debt	38	$2,328,941
Adjusted book	38	$5,742,705
Net debt to adjusted book		40.6%
Net debt adj. for fully-leased development	38	$2,275,027
In-place adjusted EBITDA	11	$95,077
Net debt to in-place adjusted EBITDA ratio		6.1	x
Net debt adj. for fully-leased devel. to in-place adj. EBITDA ratio		6.0	x
Denominator for debt service coverage	37	$20,280
Denominator for fixed charge coverage	37	$21,308
Adjusted EBITDA	11	$93,934
Adjusted EBITDA debt service coverage ratio		4.6	x
Adjusted EBITDA fixed charge coverage ratio		4.4	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 12/31/23
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Year Ended	Total Assets (2)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	88.8%	88.8%	$1,634	$6,375	$92,153	$48,877	50%
Huntsville, Alabama:
LW Redstone Company, LLC (21 properties)	2,164	97.9%	99.2%	9,765	34,411	562,268	50,662	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	60.6%	83.5%	1,205	4,970	128,857	—	95%
Total / Average	2,766	94.0%	96.6%	$12,604	$45,756	$783,278	$99,539

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,964	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,574	156,254	—	85%	(3)
Total	3,922	$162,218	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $77.0 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 12/31/23 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$38,275	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$6,741

Balance sheet information	Total	COPT Defense’s Share (4)
Operating properties, net	$958,719	$95,872
Total assets	$1,056,461	$105,646
Debt (3)	$522,498	$52,250
Total liabilities	$605,833	$60,583

	Three Months Ended		Year Ended
Operating information	Total	COPT Defense’s Share (4)	Total	COPT Defense’s Share (4)
Revenue	$19,725	$1,973	$78,510	$7,851
Operating expenses	(3,006)	(302)	(11,913)	(1,192)
NOI from real estate operations and EBITDAre (5)	16,719	1,671	66,597	6,659
Interest expense	(11,060)	(1,106)	(37,001)	(3,700)
Depreciation and amortization	(8,520)	(805)	(34,027)	(3,217)
Net loss	$(2,861)	$(240)	$(4,431)	$(258)

NOI from real estate operations (per above) (5)	$16,719	$1,671	$66,597	$6,659
Straight line rent adjustments	(615)	(62)	(2,888)	(289)
Amortization of acquired above- and below-market rents	(2,097)	(209)	(8,385)	(838)
Cash NOI from real estate operations (5)	$14,007	$1,400	$55,324	$5,532
(1)Includes equity method investments in five JVs that own and operate data center shell properties, including one JV formed on 1/10/23 in connection with our sale of a 90% interest in three data center shell properties totaling 748,000 square feet and retention of a 10% interest in the properties through the JV.
(2)Includes $41.1 million reported in “Investment in unconsolidated real estate joint ventures” and $2.8 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Maturities on JV debt range from 2027 (assuming exercise of three one-year extension options) to 2030.
(4)Represents the portion allocable to our ownership interest.
(5)Refer to the section entitled “Definitions” for definitions of these measures.

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Net income (loss)	$34,820	$(221,207)	$31,642	$80,398	$52,087	$(74,347)	$178,822
Construction contract and other service revenues	(18,167)	(11,949)	(14,243)	(15,820)	(24,062)	(60,179)	(154,632)
Depreciation and other amortization associated with real estate operations	36,735	37,620	37,600	36,995	36,907	148,950	141,230
Construction contract and other service expenses	17,167	11,493	13,555	15,201	23,454	57,416	149,963
Impairment losses	—	252,797	—	—	—	252,797	—
General and administrative expenses	8,240	7,582	7,287	7,996	7,766	31,105	27,461
Leasing expenses	2,308	2,280	2,345	1,999	2,235	8,932	8,337
Business development expenses and land carry costs	797	714	726	495	1,157	2,732	3,193
Interest expense	20,383	17,798	16,519	16,442	16,819	71,142	61,174
Interest and other income, net	(5,659)	(2,529)	(2,143)	(2,256)	(4,671)	(12,587)	(9,070)
Gain on sales of real estate from continuing operations	—	—	(14)	(49,378)	(19,238)	(49,392)	(19,250)
Loss on early extinguishment of debt	—	—	—	—	267	—	609
Equity in loss (income) of unconsolidated entities	240	68	(111)	64	(229)	261	(1,743)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in (loss) income of unconsolidated entities (1)	1,671	1,675	1,671	1,642	1,095	6,659	4,327
Income tax expense	121	152	190	125	223	588	447
Discontinued operations	—	—	—	—	—	—	(29,573)
Revenues from real estate operations from discontinued operations	—	—	—	—	—	—	1,980
Property operating expenses from discontinued operations	—	—	—	—	—	—	(971)
NOI from real estate operations	98,656	96,494	95,024	93,903	93,810	384,077	362,304
Straight line rent adjustments and lease incentive amortization	703	13,262	(2,916)	(3,818)	(2,974)	7,231	(7,822)
Amortization of acquired above- and below-market rents	(121)	(120)	(129)	(166)	(131)	(536)	(844)
Amortization of intangibles and other assets to property operating expenses	146	147	146	147	146	586	586
Lease termination fees, net	(716)	(748)	(1,059)	(1,221)	(1,026)	(3,744)	(2,237)
Tenant funded landlord assets and lease incentives	(7,548)	(19,383)	(2,221)	(1,230)	(1,109)	(30,382)	(7,815)
Cash NOI adjustments in unconsolidated real estate JVs	(271)	(279)	(286)	(291)	(83)	(1,127)	(360)
Cash NOI from real estate operations	$90,849	$89,373	$88,559	$87,324	$88,633	$356,105	$343,812

NOI from real estate operations (from above)	$98,656	$96,494	$95,024	$93,903	$93,810	$384,077	$362,304
Non-Same Property NOI from real estate operations	(11,705)	(9,318)	(8,770)	(9,451)	(9,015)	(39,244)	(27,991)
Same Property NOI from real estate operations	86,951	87,176	86,254	84,452	84,795	344,833	334,313
Straight line rent adjustments and lease incentive amortization	7,947	15,060	1,232	1,392	319	25,631	(2,729)
Amortization of acquired above- and below-market rents	(121)	(120)	(129)	(166)	(131)	(536)	(844)
Lease termination fees, net	(717)	(748)	(1,059)	(1,221)	(1,026)	(3,745)	(2,237)
Tenant funded landlord assets and lease incentives	(7,501)	(15,364)	(1,191)	(1,188)	(1,068)	(25,244)	(5,915)
Cash NOI adjustments in unconsolidated real estate JVs	(58)	(64)	(70)	(75)	(81)	(267)	(358)
Same Property Cash NOI from real estate operations	$86,501	$85,940	$85,037	$83,194	$82,808	$340,672	$322,230
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Real estate revenues
Lease revenue
Fixed contractual payments	$123,677	$120,408	$118,461	$116,039	$116,349	$478,585	$455,360
Variable lease payments (1)	36,660	34,860	35,221	34,521	33,673	141,262	126,789
Lease revenue	160,337	155,268	153,682	150,560	150,022	619,847	582,149
Other property revenue	1,225	1,339	1,271	1,121	1,163	4,956	4,229
Real estate revenues	$161,562	$156,607	$154,953	$151,681	$151,185	$624,803	$586,378

Provision for credit losses (recoveries) on billed lease revenue	$498	$13	$(196)	$269	$—	$584	$501

Discontinued operations
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$1,980
Property operating expenses	—	—	—	—	—	—	(971)
Gain on sale of real estate	—	—	—	—	—	—	28,564
Discontinued operations	$—	$—	$—	$—	$—	$—	$29,573

Total revenues from continuing operations	$179,729	$168,556	$169,196	$167,501	$175,247	$684,982	$739,030
Construction contract and other service revenues	(18,167)	(11,949)	(14,243)	(15,820)	(24,062)	(60,179)	(154,632)
Revenues from discontinued operations	—	—	—	—	—	—	1,980
Real estate revenues	$161,562	$156,607	$154,953	$151,681	$151,185	$624,803	$586,378

Gain on sales of real estate from continuing operations	$—	$—	$14	$49,378	$19,238	$49,392	$19,250
Gain on sales of real estate from discontinued operations	—	—	—	—	—	—	28,564
Gain on sales of real estate	$—	$—	$14	$49,378	$19,238	$49,392	$47,814
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Years Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Total interest expense	$20,383	$17,798	$16,519	$16,442	$16,819	$71,142	$61,174
Less: Amortization of deferred financing costs	(681)	(639)	(628)	(632)	(619)	(2,580)	(2,297)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,004)	(750)	(622)	(618)	(615)	(2,994)	(2,440)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and loss on interest rate derivatives	819	805	791	773	423	3,188	1,123
Denominator for interest coverage	19,517	17,214	16,060	15,965	16,008	68,756	57,560
Scheduled principal amortization	763	753	746	790	864	3,052	3,333
Denominator for debt service coverage	20,280	17,967	16,806	16,755	16,872	71,808	60,893
Capitalized interest	1,028	1,487	1,194	770	1,835	4,479	6,709
Denominator for fixed charge coverage	$21,308	$19,454	$18,000	$17,525	$18,707	$76,287	$67,602

Dividends on unrestricted common and deferred shares	$31,998	$31,996	$31,995	$31,989	$30,844	$127,978	$123,367
Distributions on unrestricted common units	430	432	433	430	406	1,725	1,623
Dividends and distributions on restricted shares and units	209	200	204	215	134	828	567
Total dividends and distributions for GAAP payout ratio	32,637	32,628	32,632	32,634	31,384	130,531	125,557
Dividends and distributions on antidilutive shares and units	(212)	(202)	(205)	(216)	(121)	(835)	(516)
Dividends and distributions for non-GAAP payout ratios	$32,425	$32,426	$32,427	$32,418	$31,263	$129,696	$125,041

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Total assets	$4,246,966	$4,239,257	$4,246,346	$4,177,992	$4,257,275
Accumulated depreciation	1,400,162	1,367,473	1,334,066	1,300,430	1,267,434
Accumulated depreciation included in assets held for sale	—	—	—	—	6,014
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	228,484	228,334	226,555	224,791	222,779
COPT Defense’s share of liabilities of unconsolidated real estate JVs	60,583	60,762	60,724	60,734	52,404
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	9,528	8,664	7,800	6,936	6,078
Less: Property - operating lease liabilities	(33,931)	(32,940)	(33,923)	(34,896)	(28,759)
Less: Property - finance lease liabilities	(415)	(420)	(426)	(431)	—
Less: Cash and cash equivalents	(167,820)	(204,238)	(14,273)	(15,199)	(12,337)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(852)	(1,031)	(974)	(881)	(456)
Adjusted book	$5,742,705	$5,665,861	$5,825,895	$5,719,476	$5,770,432

Gross debt (page 30)	$2,497,613	$2,498,274	$2,249,880	$2,197,488	$2,307,054
Less: Cash and cash equivalents	(167,820)	(204,238)	(14,273)	(15,199)	(12,337)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(852)	(1,031)	(974)	(881)	(456)
Net debt	2,328,941	2,293,005	2,234,633	2,181,408	2,294,261
Costs incurred on fully-leased development properties	(53,914)	(124,038)	(189,407)	(137,309)	(95,972)
Net debt adjusted for fully-leased development	$2,275,027	$2,168,967	$2,045,226	$2,044,099	$2,198,289

Net debt	$2,328,941	$2,293,005	$2,234,633	$2,181,408	$2,294,261
Pro forma debt adjustments from subsequent event transaction proceeds (1)	N/A	N/A	N/A	N/A	(189,000)
Pro forma net debt	2,328,941	2,293,005	2,234,633	2,181,408	2,105,261
Costs incurred on fully-leased development properties	(53,914)	(124,038)	(189,407)	(137,309)	(95,972)
Pro forma net debt adjusted for fully-leased development	$2,275,027	$2,168,967	$2,045,226	$2,044,099	$2,009,289
(1)Includes, for the 12/31/22 period, the effect of resulting proceeds available for debt pay downs from our sale on 1/10/23 of a 90% interest in three data center shell properties.

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-

COPT Defense Properties
Definitions
funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs associated with named executive officers; and, for periods prior to 10/1/22, demolition costs on redevelopment and nonrecurring improvements and executive transition costs associated with other senior management team members.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we

COPT Defense Properties
Definitions
believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of fully leased properties under development that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

COPT Defense Properties
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
These measures and the ratios in which they are used adjust for the effect of noted dispositions of interests in properties that occurred subsequent to the end of reporting periods and before our release of financial results for such periods. The adjustments remove Adjusted EBITDA from real estate operations associated with the disposed interests in properties and adjust our net debt measures for resulting proceeds available for debt pay downs to reflect these measures and ratios as if such events occurring subsequent to a three month reporting period occurred at the beginning of such reporting period. We believe that these adjustments are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the dispositions on our un-levered performance and ability to repay outstanding debt from operations.  We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to pro forma net debt and pro forma net debt adjusted for fully-leased development and that net income or loss is the most directly comparable GAAP measure to pro forma in-place adjusted EBITDA.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

COPT Defense Properties
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.

Debt to net income ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.

Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.

Development Properties — Properties under, or contractually committed for, development.

Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Net income to interest expense ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.

Net income payout ratio — defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Same Property — Operating properties stably owned and 100% operational since at least 1/1/22.

Second Generation Space — Space leased that has been previously occupied.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacancy leasing activity ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Full Year 2023 Results
_______________________________________________________________

EPS of ($0.67) for Full Year
Impacted by 3Q23 Impairment of Assets in Other Segment

FFO per Share, as Adjusted for Comparability, of $2.42
Increased 2.5% Over 2022 Results

Defense/IT Portfolio 96.2% Occupied and 97.2% Leased

Same Property Cash NOI Increased 5.7%
Highest Reported Year-over-Year Annual Increase in Over 15 Years

Placed 848,000 SF of Developments into Service that are 98% Leased

817,000 SF of Active Developments are 91% Leased
_______________________________________________________________

Exceeded Leasing Goals in 2023
Total Leasing of 2.9 million SF

452,000 SF of Vacancy Leasing
Exceeded Annual Target of 400,000 SF

Tenant Retention of 80%
3rd Highest Annual Retention Rate Over Last 20 Years

747,000 SF of Development Leasing
Exceeded Annual Guidance of 700,000 SF
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) February 8, 2024 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the fourth quarter and full year ended December 31, 2023.

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Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “The performance of our Defense/IT investment strategy, which concentrates our portfolio near priority U.S. defense installations, continues to demonstrate operating strength, resulting in a solid earnings growth profile.

We achieved several key operating and financial performance milestones in 2023. Our Defense/IT Portfolio was 96.2% occupied and 97.2% leased at year end, which are the highest rates reported since we began disclosing the segment in 2015. Our sector leading tenant retention rate of 79.4% was the third highest figure in the last 20 years. Same property cash NOI increased 5.7%, the highest reported level in over 15 years, while cash rent spreads on renewals were the highest since 2008.

We attribute our continued strong performance to the strength in defense spending over the past few years, which has resulted in growing tenant demand in our Defense/IT Portfolio to support mission-critical national defense activities.

The outlook for defense spending remains favorable as the FY24 National Defense Authorization Act, which was passed in December and is awaiting Appropriation, calls for 3.3% year-over-year growth, which we believe will fuel demand for space in our portfolio through 2025.

We have generated FFO per share growth in each of the past 5 years, which amounts to a compound annual growth rate of 4.5% between 2019 to 2023. Looking forward, we expect FFO per share to increase 3.7% at the midpoint in 2024 and continue to anticipate compound annual growth of roughly 4% between 2023 to 2026.”

Financial Highlights

4th Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.30 for the quarter ended December 31, 2023 as compared to $0.45 for the quarter ended December 31, 2022.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.62 for the quarter ended December 31, 2023 compared to $0.60 for the quarter ended December 31, 2022.

Full Year 2023 Financial Results:
•    EPS for the year ended December 31, 2023 was $(0.67), which included a $252.8 million impairment charge for six operating properties in the Other segment and a parcel of land, located in Baltimore, Maryland, Northern Virginia and Washington, D.C., resulting from the Company’s quarterly portfolio review, as compared to $1.53 for 2022.

•     Per Nareit’s definition, FFOPS for 2023 was $2.41 as compared to $2.35 for 2022.

•     FFOPS, as adjusted for comparability, for 2023 was $2.42 as compared to $2.36 for 2022.

Operating Performance Highlights

Operating Portfolio Summary:
•At December 31, 2023, the Company’s 23.9 million square foot Total Portfolio was 94.2% occupied and 95.3% leased, which includes the 21.7 million square foot Defense/IT Portfolio that was 96.2% occupied and 97.2% leased.

•During the quarter and year ended December 31, 2023, the Company placed into service 379,000 and 848,000 square feet, respectively, of developments that were 100% and 98% leased, respectively, as of year end.

Same Property Performance:
•At December 31, 2023, the Company’s 20.6 million square foot same property portfolio was 93.4% occupied and 94.7% leased.

•The Company’s same property cash NOI increased 4.5% and 5.7% for the three months and year ended December 31, 2023, respectively, compared to the same periods in 2022.

Leasing:
•Total Square Feet Leased: For the quarter ended December 31, 2023, the Company leased 668,000 square feet, including 301,000 square feet of renewals, 115,000 square feet of vacancy leasing, and 252,000 square feet in development projects. For the year ended December 31, 2023, the Company executed 2.9 million square feet of total leasing, including 1.7 million square feet of renewals, 452,000 square feet of vacancy leasing, and 747,000 square feet in development projects.

•Tenant Retention Rates: During the quarter and year ended December 31, 2023, the Company renewed 68.9% and 79.7% in its Total Portfolio, respectively, of expiring square feet. During the quarter and year ended December 31, 2023, the Company renewed 77.6% and 85.7% in its Defense/IT Portfolio, respectively, of expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and year ended December 31, 2023, straight-line rents on renewals increased 20.5% and 9.3%, respectively, and cash rents on renewed space increased 3.1% and 1.5%, respectively. For the same time periods, annual escalations on renewing leases averaged 2.5% and 2.6%, respectively.

•Lease Terms: In the quarter ended December 31, 2023, lease terms averaged 6.3 years on renewing leases, 9.3 years on vacancy leasing, and 14.6 years on development projects. For the year ended December 31, 2023, lease terms averaged 4.8 years on renewing leases, 8.2 years on vacancy leasing, and 14.4 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of five properties totaling 817,000 square feet that were 91% leased as of December 31, 2023. These projects represent a total estimated investment of $323.8 million, of which $84.4 million has been spent.

Balance Sheet and Capital Transaction Highlights
•For the quarter ended December 31, 2023, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.4x.

•At December 31, 2023, the Company’s net debt to in-place adjusted EBITDA ratio was 6.1x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 6.0x.

•At December 31, 2023, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.3% with a weighted average maturity of 5.7 years and, 100% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and full year 2023 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website: https://investors.copt.com/financial-information/financial-results

2024 Guidance
The Company details its initial full year and first quarter guidance, with supporting assumptions, in a separate press release issued concurrently with this press release; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss fourth quarter and full year 2023 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, February 09, 2024
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BIec6f0e6112cd459ab4eda8f3c55c2d22

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of December 31, 2023, the Company’s

Defense/IT Portfolio of 190 properties, including 24 owned through unconsolidated joint ventures, encompassed 21.7 million square feet and was 97.2% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

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COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Revenues
Lease revenue	$160,337	$150,022	$619,847	$580,169
Other property revenue	1,225	1,163	4,956	4,229
Construction contract and other service revenues	18,167	24,062	60,179	154,632
Total revenues	179,729	175,247	684,982	739,030
Operating expenses
Property operating expenses	64,577	58,470	247,385	227,430
Depreciation and amortization associated with real estate operations	36,735	36,907	148,950	141,230
Construction contract and other service expenses	17,167	23,454	57,416	149,963
Impairment losses	—	—	252,797	—
General and administrative expenses	8,240	7,766	31,105	27,461
Leasing expenses	2,308	2,235	8,932	8,337
Business development expenses and land carry costs	797	1,157	2,732	3,193
Total operating expenses	129,824	129,989	749,317	557,614
Interest expense	(20,383)	(16,819)	(71,142)	(61,174)
Interest and other income, net	5,659	4,671	12,587	9,070
Gain on sales of real estate	—	19,238	49,392	19,250
Loss on early extinguishment of debt	—	(267)	—	(609)
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	35,181	52,081	(73,498)	147,953
Equity in (loss) income of unconsolidated entities	(240)	229	(261)	1,743
Income tax expense	(121)	(223)	(588)	(447)
Income (loss) from continuing operations	34,820	52,087	(74,347)	149,249
Discontinued operations	—	—	—	29,573
Net income (loss)	34,820	52,087	(74,347)	178,822
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(576)	(775)	1,306	(2,603)
Other consolidated entities	(592)	(833)	(428)	(3,190)
Net income (loss) attributable to common shareholders	$33,652	$50,479	$(73,469)	$173,029

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$33,652	$50,479	$(73,469)	$173,029
Amount allocable to share-based compensation awards	(100)	(129)	(1,199)	(463)
Redeemable noncontrolling interests	—	(60)	—	(169)
Numerator for diluted EPS	$33,552	$50,290	$(74,668)	$172,397
Denominator:
Weighted average common shares - basic	112,199	112,096	112,178	112,073
Dilutive effect of share-based compensation awards	432	435	—	431
Dilutive effect of redeemable noncontrolling interests	—	102	—	116
Weighted average common shares - diluted	112,631	112,633	112,178	112,620
Diluted EPS	$0.30	$0.45	$(0.67)	$1.53

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$34,820	$52,087	$(74,347)	$178,822
Real estate-related depreciation and amortization	36,735	36,907	148,950	141,230
Impairment losses on real estate	—	—	252,797	—
Gain on sales of real estate from continuing and discontinued operations	—	(19,238)	(49,392)	(47,814)
Depreciation and amortization on unconsolidated real estate JVs	805	526	3,217	2,101
Funds from operations (“FFO”)	72,360	70,282	281,225	274,339
FFO allocable to other noncontrolling interests	(972)	(1,227)	(3,978)	(4,795)
Basic FFO allocable to share-based compensation awards	(513)	(360)	(1,940)	(1,433)
Basic FFO available to common share and common unit holders (“Basic FFO”)	70,875	68,695	275,307	268,111
Redeemable noncontrolling interests	—	(27)	(58)	(34)
Diluted FFO adjustments allocable to share-based compensation awards	38	28	150	109
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	70,913	68,696	275,399	268,186
Loss on early extinguishment of debt	—	267	—	609
Gain on early extinguishment of debt on unconsolidated real estate JVs	—	(168)	—	(168)
Executive transition costs	188	—	518	343
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(1)	(4)	(5)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	71,100	68,794	275,913	268,965
Straight line rent adjustments and lease incentive amortization	313	(3,043)	6,518	(8,825)
Amortization of intangibles and other assets included in net operating income (“NOI”)	26	15	50	(258)
Share-based compensation, net of amounts capitalized	2,318	2,247	8,544	8,700
Amortization of deferred financing costs	681	619	2,580	2,297
Amortization of net debt discounts, net of amounts capitalized	1,004	615	2,994	2,440
Replacement capital expenditures	(21,498)	(43,283)	(93,494)	(95,886)
Other	336	158	(84)	980
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$54,280	$26,122	$203,021	$178,413
Diluted FFO per share	$0.62	$0.60	$2.41	$2.35
Diluted FFO per share, as adjusted for comparability	$0.62	$0.60	$2.42	$2.36
Dividends/distributions per common share/unit	$0.285	$0.275	$1.140	$1.100

COPT Defense Properties
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2023	December 31, 2022
Balance Sheet Data
Properties, net of accumulated depreciation	$3,503,678	$3,556,398
Total assets	$4,246,966	$4,257,275
Debt per balance sheet	$2,416,287	$2,231,794
Total liabilities	$2,699,631	$2,509,527
Redeemable noncontrolling interests	$23,580	$26,293
Total equity	$1,523,755	$1,721,455
Debt to assets	56.9%	52.4%
Net debt to adjusted book	40.6%	39.8%

Defense/IT Portfolio Data (as of period end)
Number of operating properties	190	186
Total operational square feet (in thousands)	21,719	20,869
% Occupied	96.2%	94.1%
% Leased	97.2%	96.7%

For the Three Months Ended December 31,	For the Years Ended December 31,
2023	2022	2023	2022
GAAP
Payout ratio:
Net income	93.7%	60.3%	N/A	70.2%
Debt ratios:
Net income to interest expense ratio	1.7	x	3.1	x	N/A	2.9	x
Debt to net income ratio	17.3	x	10.7	x	N/A	N/A
Non-GAAP
Payout ratios:
Diluted FFO	45.7%	45.5%	47.1%	46.6%
Diluted FFO, as adjusted for comparability	45.6%	45.4%	47.0%	46.5%
Diluted AFFO	59.7%	119.7%	63.9%	70.1%
Debt ratios:
Adjusted EBITDA fixed charge coverage ratio	4.4	x	4.7	x	4.7	x	5.1	x
Net debt to in-place adjusted EBITDA ratio	6.1	x	6.3	x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	N/A	6.0	x	N/A	N/A
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio	6.0	x	6.1	x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	N/A	5.7	x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,631	112,633	112,178	112,620
Weighted average common units	1,514	1,476	1,509	1,454
Dilutive effect of additional share-based compensation awards	—	—	424	—
Redeemable noncontrolling interests	—	—	38	—
Denominator for diluted FFO per share and as adjusted for comparability	114,145	114,109	114,149	114,074

(1)Includes, for the 12/31/22 period, adjustments associated with our sale on 1/10/23 of a 90% interest in three data center shell properties.

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$31,998	$30,844	$127,978	$123,367
Distributions on unrestricted common units	430	406	1,725	1,623
Dividends and distributions on restricted shares and units	209	134	828	567
Total dividends and distributions for GAAP payout ratio	32,637	31,384	130,531	125,557
Dividends and distributions on antidilutive shares and units	(212)	(121)	(835)	(516)
Dividends and distributions for non-GAAP payout ratios	$32,425	$31,263	$129,696	$125,041

Reconciliation of net income (loss) to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income (loss)	$34,820	$52,087	$(74,347)	$178,822
Interest expense	20,383	16,819	71,142	61,174
Income tax expense	121	223	588	447
Real estate-related depreciation and amortization	36,735	36,907	148,950	141,230
Other depreciation and amortization	619	602	2,445	2,363
Impairment losses on real estate	—	—	252,797	—
Gain on sales of real estate from continuing and discontinued operations	—	(19,238)	(49,392)	(47,814)
Adjustments from unconsolidated real estate JVs	1,911	1,033	6,917	3,313
EBITDAre	94,589	88,433	359,100	339,535
Credit loss (recoveries) expense	(1,288)	(1,331)	(611)	271
Business development expenses	445	794	1,393	1,891
Executive transition costs	188	387	824	730
Loss on early extinguishment of debt	—	267	—	609
Gain on early extinguishment of debt on unconsolidated real estate JVs	—	(168)	—	(168)
Net gain on other investments	—	(595)	(25)	(1,159)
Adjusted EBITDA	93,934	87,787	$360,681	$341,709
Pro forma NOI adjustment for property changes within period	1,341	2,704
Change in collectability of deferred rental revenue	(198)	—
In-place adjusted EBITDA	$95,077	$90,491
Pro forma NOI adjustment from subsequent event transactions	N/A	(2,903)
Pro forma in-place adjusted EBITDA	$95,077	$87,588

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$7,850	$33,439	$74,912	$62,952
Building improvements	14,762	8,468	25,976	29,528
Leasing costs	2,440	4,389	9,634	11,480
Net (exclusions from) additions to tenant improvements and incentives	(189)	(75)	(12,170)	2,150
Excluded building improvements and leasing costs	(3,365)	(2,938)	(4,858)	(10,224)
Replacement capital expenditures	$21,498	$43,283	$93,494	$95,886

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$20,383	$16,819	$71,142	$61,174
Less: Amortization of deferred financing costs	(681)	(619)	(2,580)	(2,297)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,004)	(615)	(2,994)	(2,440)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and loss on interest rate derivatives	819	423	3,188	1,123
Scheduled principal amortization	763	864	3,052	3,333
Capitalized interest	1,028	1,835	4,479	6,709
Denominator for fixed charge coverage-Adjusted EBITDA	$21,308	$18,707	$76,287	$67,602

Reconciliation of net income (loss) to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net income (loss)	$34,820	$52,087	$(74,347)	$178,822
Construction contract and other service revenues	(18,167)	(24,062)	(60,179)	(154,632)
Depreciation and other amortization associated with real estate operations	36,735	36,907	148,950	141,230
Construction contract and other service expenses	17,167	23,454	57,416	149,963
Impairment losses	—	—	252,797	—
General and administrative expenses	8,240	7,766	31,105	27,461
Leasing expenses	2,308	2,235	8,932	8,337
Business development expenses and land carry costs	797	1,157	2,732	3,193
Interest expense	20,383	16,819	71,142	61,174
Interest and other income, net	(5,659)	(4,671)	(12,587)	(9,070)
Gain on sales of real estate from continuing operations	—	(19,238)	(49,392)	(19,250)
Loss on early extinguishment of debt	—	267	—	609
Equity in loss (income) of unconsolidated entities	240	(229)	261	(1,743)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in (loss) income of unconsolidated entities	1,671	1,095	6,659	4,327
Income tax expense	121	223	588	447
Discontinued operations	—	—	—	(29,573)
Revenues from real estate operations from discontinued operations	—	—	—	1,980
Property operating expenses from discontinued operations	—	—	—	(971)
NOI from real estate operations	98,656	93,810	384,077	362,304
Non-Same Property NOI from real estate operations	(11,705)	(9,015)	(39,244)	(27,991)
Same Property NOI from real estate operations	86,951	84,795	344,833	334,313
Straight line rent adjustments and lease incentive amortization	7,947	319	25,631	(2,729)
Amortization of acquired above- and below-market rents	(121)	(131)	(536)	(844)
Lease termination fees, net	(717)	(1,026)	(3,745)	(2,237)
Tenant funded landlord assets and lease incentives	(7,501)	(1,068)	(25,244)	(5,915)
Cash NOI adjustments in unconsolidated real estate JVs	(58)	(81)	(267)	(358)
Same Property Cash NOI from real estate operations	$86,501	$82,808	$340,672	$322,230

x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	December 31, 2023	December 31, 2022
Reconciliation of total assets to adjusted book
Total assets	$4,246,966	$4,257,275
Accumulated depreciation	1,400,162	1,267,434
Accumulated depreciation included in assets held for sale	—	6,014
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	228,484	222,779
COPT Defense’s share of liabilities of unconsolidated real estate JVs	60,583	52,404
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	9,528	6,078
Less: Property - operating lease liabilities	(33,931)	(28,759)
Less: Property - finance lease liabilities	(415)	—
Less: Cash and cash equivalents	(167,820)	(12,337)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(852)	(456)
Adjusted book	$5,742,705	$5,770,432

	December 31, 2023	December 31, 2022
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt per balance sheet	$2,416,287	$2,231,794
Net discounts and deferred financing costs	28,713	23,160
COPT Defense’s share of unconsolidated JV gross debt	52,613	52,100
Gross debt	2,497,613	2,307,054
Less: Cash and cash equivalents	(167,820)	(12,337)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(852)	(456)
Net debt	2,328,941	2,294,261
Costs incurred on fully-leased development properties	(53,914)	(95,972)
Net debt adjusted for fully-leased development	$2,275,027	$2,198,289

Net debt	$2,328,941	$2,294,261
Pro forma debt adjustments from subsequent event transaction proceeds	N/A	(189,000)
Pro forma net debt	2,328,941	2,105,261
Costs incurred on fully-leased development properties	(53,914)	(95,972)
Pro forma net debt adjusted for fully-leased development	$2,275,027	$2,009,289